Exhibit 23.4

CONSENT OF ICM, INC.

We hereby consent to the inclusion in the Registration Statement on Form S-1 of Gevo, Inc., and any amendments thereto (the “Registration Statement”), of references to information contained in our flow diagram titled “Flow Diagram General Plant 39 MMGPY Isobutanol Plant,” dated December 14, 2009, our report titled “Supplement #1 to March 22, 2010 Confidential Preliminary Budget Proposal and Schedule for Commercial Isobutanol GIFT Retrofit Into an Ethanol Facility,” dated April 13, 2010, our report titled “Supplement #3 to March 22, 2010 Confidential Preliminary Budget Proposal and Schedule for Commercial Isobutanol GIFT Retrofit into an Ethanol Facility” dated May 18, 2010, and our report titled “Feasibility Evaluation of GIFT Retrofit Conducted at Agri-Energy’s Luverne, MN Facility,” dated June 23, 2010, and any updates to such documents. We further consent to the inclusion of this consent as an exhibit to such Registration Statement.

ICM, INC.

By:	/s/ Brian Burris

Name:	Brian Burris

Its:	Secretary & General Counsel

September 23, 2010